Exhibit 99.1

October 17, 2016

VIA EMAIL

From: Austin Shanfelter

To: Steven Mariano

Subject: Resignation / Personal & Confidential

Dear Steven:

I have come to the decision to submit my resignation from the Patriot National Board of Directors. As you are aware, I experienced some health related setbacks this year. During conversations with my doctors and family I have made the decision to fully focus on them and my health. I hope my time on the board has been both helpful and productive. Thank you for the opportunity to serve.

/s/ Austin J Shanfelter

October 17, 2016